RockTenn

Executing Our Strategy, Delivering Exceptional Value


RockTenn
Coated White Top Liner

Fiscal 2013 Third Quarter Earnings Conference Call Presentation

July 24, 2013

Cautionary Statement Regarding Forward-Looking Information

Statements in this presentation that do not relate strictly to historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the slides entitled “Synergies and Performance Improvements On Track at > $450 million at 6/30/13,” “Key Inputs,” and “Key Financial Statistics – FY2013 Outlook” that give guidance for future periods. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and use words in this presentation such as will, estimate, expect, trending, or refer to future time periods. You should not place undue reliance on any forward-looking statements as such statements involve risks, uncertainties, assumptions and other factors that could cause actual results to differ materially, including the following: our belief that the Corrugated industry fundamentals are improving, our ability to integrate Smurfit-Stone or to achieve benefits from the Smurfit-Stone Acquisition, including, without limitation, synergies, performance improvements and successful implementation of capital projects; expected price realization; expected levels of depreciation and amortization, corporate expenses, interest expense, income tax rates, federal NOLs, Black Liquor and AMT tax credits, pension expense and contributions, capital expenditures, commodity costs, maintenance outages, containerboard inventory builds; the level of demand for our products; economic downtime; our ability to successfully identify and make performance improvements; anticipated returns on our capital investments; possible increases in energy, raw materials, shipping and capital equipment costs; any reduction in the supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; adverse changes in general market and industry conditions and other risks, uncertainties and factors discussed in Item 1A "Risk Factors" and under the caption "Business — Forward-Looking Information" in our 2012 Annual Report on Form 10-K and by similar disclosures in any of our subsequent SEC filings. The information contained herein speaks as of the date hereof and we do not have or undertake any obligation to update such information as future events unfold.

Disclaimer and Use of Non-GAAP Financial Measures and Reconciliations

We may from time to time be in possession of certain information regarding RockTenn that applicable law would not require us to disclose to the public in the ordinary course of business, but would require us to disclose if we were engaged in the purchase or sale of our securities. This presentation shall not be considered to be part of any solicitation of an offer to buy or sell RockTenn securities. This presentation also may not include all of the information regarding RockTenn that you may need to make an investment decision regarding RockTenn securities. Any such investment decision should be made on the basis of the total mix of information regarding RockTenn that is publicly available as of the date of such decision.

We have included financial measures that are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). The non-GAAP financial measures presented are not intended to be a substitute for GAAP financial measures, and any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP and the reconciliations of non-GAAP financial measures to GAAP financial measures included in the Appendix to this presentation.

RockTenn 3Q FY2013 – Summary

- Adjusted earnings per share up 127% over 3Q FY2012 to $2.16[1]
- Corrugated Packaging Segment 3Q FY2013 results reflect continued substantial improvement in operating our business, executing capital projects and executing our sales and pricing strategy
  - Net sales increased $174 million as compared to the prior year quarter
  - Segment income of $196 million is $123 million higher than 3Q FY2012
  - Segment EBITDA margin of 17.3%[2] was 600 basis points over 3Q FY2012 margin and 390 basis points over 2Q FY2013
- Realized synergies and performance improvements of $60 million higher in 3Q FY2013 than in 3Q FY2012
- $216 million of cash flow available for dividends, pension contributions in excess of expense and net debt reduction [2]
- Effective tax rate of 30.2% reflects $0.08 / share benefit of Canadian tax law change, research and development credits and provision to return adjustments

(1) On a GAAP basis, EPS was $1.91 in 3Q FY2013 and $0.81 in 3Q FY2012. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(2) Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments and Pension Contributions in Excess of Expense. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

3Q FY2013 vs. 3Q FY2012 Adjusted EPS Bridge(1)



$2.5
$2.0
$1.5
$1.0
$0.5
$-
$0.95
$1.06
($0.06)
$0.00
$0.21
$2.16
3Q FY2012
Corrugated Packaging
Consumer Packaging
Recycling
Taxes & Other
3Q FY2013

- Corrugated Packaging Segment Income higher by $123 million or 168% as compared to the prior year quarter
  - Improvement in both domestic and export market pricing
  - Domestic Corrugated Box shipments exceeding reported industry statistics; up 3.8% as compared to the prior year quarter on an FBA basis
  - EBITDA margin(2) of 17.3% improved 600 basis points as compared to the prior year quarter
- Consumer Packaging Segment Income lower by $8 million as compared to the prior year quarter
  - Lower selling prices for paperboard and folding cartons as compared to the prior year quarter; more favorable current price environment with board pricing up sequentially
  - Higher virgin fiber and energy costs; lower recycled fiber costs and higher volumes

(1) On a GAAP basis, EPS was $1.91 in 3Q FY2013 and $0.81 in 3Q FY2012. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(2) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

Corrugated Packaging 3Q FY2013 vs. 3Q FY2012 Segment Performance

	3Q FY2013	3Q FY2012
Net Sales ($ in millions)	$ 1,719.5	$ 1,545.2
Segment Income ($ in millions)(1)	$ 196.4	$ 73.6
Segment Income Margin(1)	*11.4%*	*4.8%*
Segment EBITDA ($ in millions)(2)	$ 297.4	$ 174.0
Segment EBITDA Margin(2)	*17.3%*	*11.3%*
Outages and Downtime (thous. tons)	67	165
Containerboard Shipments (thous. tons)	1,830.1	1,722.9
Containerboard Production (thous. tons)	1,808.7	1,676.4
Pulp and SBL Shipments (thous. tons)	100.7	106.1
Pulp and SBL Production (thous. tons)	104.0	106.3
Corrugated Shipments (BSF)	19.7	19.5

(1) Segment Income excludes $0.2 million of inventory step-up expense in 3Q FY2012
(2) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

3Q FY2013 vs. 3Q FY2012 Corrugated Packaging EBITDA Bridge[(1)]



($ in millions)
$350
$300
$250
$200
$150
$100
$50
$-
$174
$141
$8
($35)
($3)
($15)
$56
($29)
$297
3Q FY2012
Price
Volume
Commodity, Freight & Fuel
Deferred Outage Expense
Maintenance & Repair
Synergies & Performance Improvements
Labor, SG&A & Other
3Q FY2013

Note: Synergies & Performance Improvements have been extracted from applicable categories
(1) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

Consumer Packaging 3Q FY2013 vs. 3Q FY2012 Segment Performance

	3Q FY2013	3Q FY2012
Net Sales ($ in millions)	$ 644.8	$ 628.9
Segment Income ($ in millions)	$ 76.0	$ 83.7
Segment Income Margin	*11.8%*	*13.3%*
Segment EBITDA ($ in millions)(1)	$ 101.0	$ 107.7
Segment EBITDA Margin(1)	*15.7%*	*17.1%*
Recycled Paperboard Shipments (thous. tons)	247.3	231.8
SBS Shipments (thous. tons)	87.6	91.5
Market Pulp Shipments (thous. tons)	28.1	24.3
Converting Shipments (BSF)(2)	5.3	5.1

(1) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(2) Converting shipments exclude Merchandising Display shipments

3Q FY2013 vs. 3Q FY2012 Consumer Packaging EBITDA Bridge(1)


($ in millions)
$120
$100
$80
$60
$40
$20
$-
$108
($12)
$8
($4)
$2
($1)
$101
3Q FY2012
Price
Volume
Commodities & Freight
Synergies & Performance Improvements
Other
3Q FY2013

Note: Synergies & Performance Improvements have been extracted from applicable categories
(1) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

Recycling 3Q FY2013 vs. 3Q FY2012 Segment Performance

	3Q FY2013		3Q FY2012	
Net Sales ($ in millions)	$	274.6	$	338.9
Segment Income ($ in millions)	$	2.0	$	2.2
Segment Income Margin		*0.7%*		*0.6%*
Segment EBITDA ($ in millions)(1)	$	5.2	$	5.7
Segment EBITDA Margin(1)		*1.9%*		*1.7%*
Recycled Fiber Sales Volume (mils. tons)		1.8		2.0

(1) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

- Lower average recycled fiber prices vs. prior year; impact on net sales
- Lower volumes due to previously closed facilities
- Increase in bad debt expense
- Improving operational execution and performance improvement realization

Synergies and Performance Improvements On Track at > $450 million at 6/30/13

- We are accelerating the time frame to reach our $550 million target to 3Q FY2014

3Q FY2013 Run Rate of Synergies and Performance Improvements > $450 million

$ in millions



Recycling & Merch. Displays $20
Duplicative Corporate Costs $30
Reduced Support Costs $30
Procurement $100
Mill & Supply Chain $150
Box Plants $80
Energy Projects $40

Remaining $100 million of Synergies and Performance Improvements (3Q FY2014)

$ in millions



All Others $30
Mill & Supply Chain $25
Box Plants $45

Key Inputs

	Estimated Annual Quantity	Unit	3Q FY2013 Average Price	2Q FY2013 Average Price	Unit	Estimated Annual Cost [6] ($ in millions)
Wood Fiber [1]	19	million tons	$37.18	$37.96	per ton	$696
Recycled Fiber [2]	4	million tons	$110.15	$107.78	per ton	$474
Natural Gas [3]	35	bcf	$4.09	$3.34	per mmbtu	$143
Fuel Oil (mill use) [4]	6	million gallons	$2.21	$2.37	per gallon	$13
Diesel (freight) [5]	59	million gallons	$3.88	$4.03	per gallon	$229

(1) Wood Fiber reflects RockTenn's 3Q FY2013 average prices
(2) Recycled Fiber based on RockTenn weighted consumption by regional indices
(3) Natural Gas: NYMEX Henry Hub Futures
(4) Fuel Oil: Platts New York #6 2.2% Cargo
(5) Diesel: EIA U.S. Diesel Fuel Retail Average Price, Industrial Sector
(6) Based on Estimated Annual Quantity and 3Q FY2013 Average Price

Key Financial Statistics – FY2013 Outlook

($ in millions, unless stated)	FY2013
Depreciation and Amortization (FY2013):	$ 555
Corporate Expenses (4Q FY2013):	$ 28
Interest Expense (4Q FY2013):	$ 25
Book Tax Rate (4Q FY2013):	35% - 37%
Federal and Canadian NOLs (at June 30, 2013 estimated)	$ 282
State NOLs / Credits (at June 30, 2013 estimated)	$ 79
Cellulosic Biofuel/Black Liquor Tax Credits (at June 30, 2013):	$ 147
AMT and Other Federal Credits (at June 30, 2013):	$ 84
Pension Expense (FY2013):	$ 28
Qualified Pension Contributions (Cash, FY2013):	$ 192
Qualified Pension Contributions (Cash, FY2014):	$ 213
Capital Expenditures (FY2013):	$ 450

($ in millions, unless stated)	FY2012 Actual	1Q FY2013 Actual	2Q FY2013 Actual	3Q FY2013 Actual	4Q FY2013 Forecast	FY2013 Forecast
Estimated Qualified Pension Contributions:	$ 355	$ 19	$ 36	$ 49	$ 88	$ 192
Corrugated/Demopolis Scheduled Maintenance Total Downtime (thous. tons):	262	27	118	67	-	212
Mill Major Maintenance Outage Amortization Expense:	$ 57	$ 22	$ 21	$ 24	$ 24	$ 91

RockTenn's Strong Financial Position

6/30/13 Capitalization ($ in millions)	
Cash	$42
Outstanding Debt [(1)]	$3,033
Shareholders' Equity	$3,946
Total Capitalization	**$6,979**

Rating Agency	Corporate Credit Rating
S&P	BBB- Positive
Moody's	Ba1 Stable

Floating / Fixed Debt Mix	52% / 48%
Available Liquidity	$1.5 billion
Leverage Ratio	2.29x
LTM Credit Agreement EBITDA[(2)]	$1.35 billion



$ in millions
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$-
$4
$92
$497
$375
$122
$983
$1,457
$350
$400
$350
$350
FY2013
FY2014
FY2015
FY2016
FY2017
Thereafter
Scheduled Maturities
Credit Facilities
2019 Notes
2020 Notes
2022 Notes
2023 Notes
A/R Securitization
Other

(1) Outstanding Debt is Total Debt of $3,026.4 million adjusted for unamortized bond discounts of $7.0 million
(2) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

Net Debt Bridges – 3Q FY2013 (1)

Net Debt Repayment (1)	$ 144
Dividends	22
Pension in Excess of Expense	45
Acquisitions/Investments	6
Total	**$ 216** (2)

Free Cash Flow per Share of $2.96 (3)



$ in millions
$3,400
$3,000
$2,600
$2,200
$3,128
$45
$11
($326)
$113
$22
$6
($15)
$2,984
2Q FY2013 Net Debt
Pension Contributions in Excess of Expense
Cash Restructuring
Cash Generated from Operations
Capital Expenditures
Dividends
Acquisitions / Investments
Other
3Q FY2013 Net Debt

(1) On a GAAP basis, Total Debt was $3.03 billion and $3.18 billion in 3Q FY2013 and 2Q FY2013, respectively. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(2) Numbers do not foot due to rounding
(3) Free Cash Flow per share of $2.96 is calculated as Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments and Pension Contributions in Excess of Expense of $216.4 million divided by average diluted shares outstanding of 73.2 million shares for the quarter. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

Net Debt Bridges – LTM 3Q FY2013 (1)

Net Debt Repayment (1)	$ 357
Dividends	68
Pension in Excess of Expense	231
Acquisitions/Investments	11
Total	**$ 666 (2)**

Free Cash Flow per Share of $9.15 (3)



$ in millions
$3,800
$3,400
$3,000
$2,600
$2,200
$3,341
$231
$49
($1,118)
$411
$68
$11
($9)
$2,984
3Q FY2012 Net Debt
Pension Contributions in Excess of Expense
Cash Restructuring
Cash Generated from Operations
Capital Expenditures
Dividends
Acquisitions / Investments
Other
3Q FY2013 Net Debt

(1) On a GAAP basis, Total Debt was $3.03 billion and $3.36 billion in 3Q FY2013 and 3Q FY2012, respectively. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(2) Numbers do not foot due to rounding
(3) Free Cash Flow per share of $9.15 is calculated as Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments and Pension Contributions in Excess of Expense of $666.2 million divided by average diluted shares outstanding of 72.8 million shares for the four quarter LTM period. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

Appendix

Use of Non-GAAP Financial Measures and Reconciliations

Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with GAAP, and discuss the reasons that we believe this information is useful to management and may be useful to investors. These measures may differ from similarly captioned measures of other companies in our industry.

Non-GAAP Measures

Our definitions of Credit Agreement EBITDA and Segment EBITDA may differ from other similarly titled measures at other companies. Credit Agreement EBITDA (as defined) and Adjusted EBITDA (as defined) are not defined in accordance with GAAP and should not be viewed as alternatives to GAAP measures of operating results or liquidity. RockTenn management believes that net income is the most directly comparable GAAP measure to Credit Agreement EBITDA (as defined) and Segment Income is the most directly comparable GAAP measure to Segment EBITDA.

Non-GAAP Measures: Credit Agreement EBITDA and Total Funded Debt (as defined)

"Credit Agreement EBITDA" is calculated in accordance with the definition of "EBITDA" contained in the Company's Credit Agreement. Credit Agreement EBITDA is generally defined as Consolidated Net Income plus: consolidated interest expense; consolidated tax expenses; depreciation and amortization expenses; charges and expenses for financing fees and expenses and write-offs of deferred financing fees and expenses, remaining portions of OID on prepayment of indebtedness, premiums due in respect of prepayment of indebtedness, and commitment fees in respect of financing commitments; various charges and expenses related to, or incurred in connection with, the Smurfit-Stone acquisition; costs and expenses relating to the integration of Smurfit-Stone and the achievement of synergies relating to the Smurfit-Stone acquisition; certain run-rate synergies expected to be achieved due to the Smurfit-Stone acquisition; all non-cash charges; all cash charges and expenses for plant and other facility closures and other cash restructuring charges; labor disruption charges; officer payments associated with any permitted acquisitions; "black liquor" expenses; cash charges and expenses incurred in respect of the Chapter 11 bankruptcy proceeding and plan of reorganization of Smurfit-Stone; and all non-recurring cash expenses taken in respect of any multi-employer and defined benefit pension plan obligations that are related to plant and other facilities closures. For additional information on the calculation see our Credit Agreement, dated as of September 27, 2012, filed as Exhibit 10.1 to our Form 8-K, dated September 27, 2012.

"Total Funded Debt" is calculated in accordance with the definition of "Total Funded Debt" contained in the Company's Credit Agreement. Total Funded Debt is generally defined as aggregate debt obligations reflected in our balance sheet, less the hedge adjustments resulting from terminated and existing fair value interest rate derivatives or swaps, plus additional outstanding letters of credit not already reflected in debt, plus debt guarantees.

Non-GAAP Measures: Credit Agreement EBITDA and Total Funded Debt

Our management uses Credit Agreement EBITDA and Total Funded Debt to evaluate compliance with RockTenn's debt covenants and borrowing capacity available under its Credit Agreement. Management also uses Credit Agreement EBITDA as a measure of our Company's core operating performance. Management believes that investors also use these measures to evaluate the Company's compliance with its debt covenants and available borrowing capacity. Management also believes that investors use Credit Agreement EBITDA as a measure of our Company's core operating performance. Borrowing capacity is dependent upon, in addition to other measures, the "Total Funded Debt/EBITDA ratio" or the "Leverage Ratio," which is defined as Total Funded Debt divided by Credit Agreement EBITDA.

Non-GAAP Measures: Net Debt

We have defined the non-GAAP measure "Net Debt" to include the aggregate debt obligations reflected in our balance sheet, less the hedge adjustments resulting from terminated and existing fair value interest rate derivatives or swaps, the balance of our cash and cash equivalents, restricted cash (which includes the balance sheet line items restricted cash and restricted cash and marketable debt securities) and certain other investments that we consider to be readily available to satisfy such debt obligations.

Our management uses Net Debt, along with other factors, to evaluate our financial condition. We believe that Net Debt is an appropriate supplemental measure of financial condition and may be useful to investors because it provides a more complete understanding of our financial condition before the impact of our decisions regarding the appropriate use of cash and liquid investments.

Non-GAAP Measures: Adjusted Net Income and Adjusted Earnings Per Diluted Share

We also use the non-GAAP measures "adjusted net income" and "adjusted earnings per diluted share". Management believes these non-GAAP financial measures provide our board of directors, investors, potential investors, securities analysts and others with useful information to evaluate the performance of the Company because they exclude restructuring and other costs, net, the alternative fuel mixture credit and cellulosic biofuel producer credit and other specific items that management believes are not indicative of the ongoing operating results of the business. The Company and the board of directors use this information to evaluate the Company's performance relative to other periods.

Non-GAAP Measures: Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments and Pension in Excess of Expense

We also have defined the non-GAAP financial measure Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments and Pension in Excess of Expense to be the sum of the repayments of the non-GAAP measure Net Debt and the following cash flow statement line items: Cash dividends paid to shareholders, Cash paid for the purchase of business, net of cash acquired plus Investment in unconsolidated entity and Pension and other postretirement funding (more) less than expense.

Our management uses Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments and Pension in Excess of Expense, along with other factors, to evaluate our performance. We believe that this measure is an appropriate supplemental measure of financial performance and may be useful to investors because it provides a measure of cash generated for the benefit of shareholders. It is not intended to be a substitute for GAAP financial measures and should not be used as such.

Segment EBITDA Margins

3Q FY2013

($ in millions, except percentages)

	Corrugated Packaging	Consumer Packaging	Recycling	Corporate / Other	Consolidated
Segment Sales	$ 1,719.5	$ 644.8	$ 274.6	$ (190.6)	$ 2,448.3
Segment Income	196.4	76.0	2.0		274.4
Depreciation & Amortization	101.0	25.0	3.2	3.2	132.4
EBITDA	297.4	101.0	5.2		
Segment EBITDA Margins	17.3%	15.7%	1.9%		

Segment EBITDA Margins

3Q FY2012

($ in millions, except percentages)

	Corrugated Packaging	Consumer Packaging	Recycling	Corporate / Other	Consolidated
Segment Sales	$ 1,545.2	$ 628.9	$ 338.9	$ (209.8)	$ 2,303.2
Segment Income [(1)]	73.6	83.7	2.2		159.5
Depreciation & Amortization	100.4	24.0	3.5	3.5	131.4
EBITDA	174.0	107.7	5.7		
Segment EBITDA Margins	11.3%	17.1%	1.7%		

(1) Corrugated Packaging Segment Income excludes $0.2 million of inventory step-up expense

Adjusted EPS Reconciliation

($ in millions, except per share data)

	3Q FY2013	2Q FY2013	3Q FY2012
Net income attributable to Rock-Tenn Company Shareholders	**$ 140.1**	**$ 324.7**	**$ 58.2**
Alternative fuel mixture credit tax reserve adjustment	-	(252.9)	-
Restructuring and other costs [(1)]	18.0	9.8	10.0
Loss on extinguishment of debt	-	0.1	-
Acquisition Inventory Step Up	-	-	0.2
Adjusted net income	**$ 158.1**	**$ 81.7**	**$ 68.4**

	3Q FY2013	2Q FY2013	3Q FY2012
Earnings per diluted share	**$ 1.91**	**$ 4.45**	**$ 0.81**
Alternative fuel mixture credit tax reserve adjustment	-	(3.47)	-
Restructuring and other costs [(1)]	0.25	0.14	0.14
Loss on extinguishment of debt	-	-	-
Adjusted earnings per diluted share	**$ 2.16**	**$ 1.12**	**$ 0.95**

(1) Restructuring and other costs and operating losses and transition costs due to plant closures.

Net Debt Reconciliation

($ in millions)

	June 30, 2013	March 31, 2013	June 30, 2012
Current Portion of Debt	$ 54.1	$ 29.7	$ 257.7
Long-Term Debt Due After One Year	2,972.3	3,149.3	3,102.6
Total Debt	3,026.4	3,179.0	3,360.3
Less: Hedge Adjustments Resulting From Fair Value Interest Rate Derivatives or Swaps	-	-	(0.2)
	3,026.4	3,179.0	3,360.1
Less: Cash and Cash Equivalents	(42.3)	(51.3)	(19.5)
Net Debt	$ 2,984.1	$ 3,127.7	$ 3,340.6

Credit Agreement EBITDA and Leverage Ratio

($ in millions, except ratio)		12 Months Ended 6/30/2013
Consolidated Net Income	$	637.6
Interest Expense, net		99.2
Income Taxes		(62.9)
Depreciation and Amortization		547.3
Additional Permitted Charges [(1)]		125.8
Credit Agreement EBITDA	$	1,347.0
Current Portion of Debt	$	54.1
Long-Term Debt due after one year		2,972.3
Total Debt	$	3,026.4
Plus: Letters of Credit, Guarantees and Other Adjustments		59.7
Total Funded Debt	$	3,086.1
Leverage Ratio		2.29x

(1) As specified in our Credit Agreement dated September 27, 2012. Excludes the impact of the 2Q FY2013 reversal of previously established tax reserves of $254 million relating to alternative fuel mixture tax credits (AFMC) acquired in the Smurfit-Stone acquisition

Credit Agreement EBITDA Breakout of Additional Permitted Charges

($ in millions)		12 Months Ended 6/30/2013
Restructuring, Acquisition and Integration Items	$	75.9
Financing Fees and Expenses		6.6
Non-cash share based compensation expense		43.8
Other		(0.5)
Total of Additional Permitted Charges [(1)]	$	125.8

(1) As specified in our Credit Agreement dated September 27, 2012. Excludes the impact of the 2Q FY2013 reversal of previously established tax reserves of $254 million relating to alternative fuel mixture tax credits (AFMC) acquired in the Smurfit-Stone acquisition

Credit Agreement EBITDA and Margin

($ in millions, except percentages)	3Q FY2013	2Q FY2013	3Q FY2012
Consolidated Net Income	$ 141.7	$ 325.6	$ 59.3
Interest Expense, net	22.9	24.6	24.1
Income Taxes	61.4	(216.5)	31.3
Depreciation and Amortization	132.4	139.2	131.4
Additional Permitted Charges (1)	34.4	27.2	24.5
Credit Agreement EBITDA	$ 392.8	$ 300.1	$ 270.6
Total Net Sales	$ 2,448.3	$ 2,324.9	$ 2,303.2
Credit Agreement EBITDA Margin	16.0%	12.9%	11.7%

(1) As specified in our Credit Agreement dated September 27, 2012. Excludes the impact of the 2Q FY2013 reversal of previously established tax reserves of $254 million relating to alternative fuel mixture tax credits (AFMC) acquired in the Smurfit-Stone acquisition

Free Cash Flow [1]

($ in millions)

	3Q FY2013	LTM 3Q FY2013
Net debt repayment [2]	$ 143.6	$ 356.5
Cash dividends paid to shareholders	21.6	67.8
Pension and postretirement funding more than expense	45.0	230.6
Cash paid for the purchase of business, net of cash acquired plus Investment in unconsolidated entity	6.2	11.3
	$ 216.4	$ 666.2

(1) Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments and Pension Contributions in Excess of Expense
(2) See Net Debt reconciliation in the Appendix

RockTenn

Executing Our Strategy,
Delivering Exceptional Value


RockTenn
Coated White Top Liner